    As filed with the Securities and Exchange Commission on November 3, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                Aon CORPORATION
             (Exact name of registrant as specified in its charter)

                                ----------------

                    Delaware                                        36-3051915
            (State of incorporation)                   (I.R.S. Employer Identification No.)

                             123 North Wacker Drive
                            Chicago, Illinois 60606
                                 (312) 701-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

        Raymond I. Skilling, Executive Vice President and Chief Counsel
                                Aon Corporation
                             123 North Wacker Drive
                            Chicago, Illinois 60606
                                 (312) 701-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copy of communications to:

                              James T. Seery, Esq.
                       Piper Marbury Rudnick & Wolfe LLP
                          1251 Avenue of the Americas
                            New York, New York 10020
                                 (212) 835-6000

                                ----------------

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
 Title of Each Class of                    Proposed         Proposed       Amount of
    Securities to be       Amount to   Maximum Offering Maximum Aggregate Registration
       Registered        be Registered  Price Per Unit   Offering Price       Fee
--------------------------------------------------------------------------------------
Common stock, par value
 $1.00 per share.......    3,864,824      $32.25(1)      $124,640,574(1)   $32,905(1)
--------------------------------------------------------------------------------------

(1) The fee was calculated pursuant to Rule 457(c) under the Securities Act of 1933 and was based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 2, 2000.

                                ----------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   Subject To Completion, Dated       , 2000

Prospectus

                                Aon CORPORATION

                                3,864,824 SHARES

                                  COMMON STOCK

  This prospectus relates to 3,864,824 shares of common stock of Aon Corporation. The stockholders selling the shares in this offering have the right to determine both the number of shares they will offer and the time or times when they will offer the shares. They may sell the shares at the market price at the time of sale or at such other prices as they may negotiate. All of the shares covered by this prospectus were originally issued by the Company in connection with the acquisition of ASA Acquisition Corp.

  The selling stockholders will receive all of the net proceeds from the sale of the shares offered hereby and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares.

  The common stock is traded on the New York Stock Exchange under the symbol "AOC."

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is       , 2000.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information........................................   1

Special Note on Forward-Looking Statements.................................   2

Prospectus Summary.........................................................   3

The Offering...............................................................   3

Use of Proceeds............................................................   4

Selling Stockholders.......................................................   4

Plan of Distribution.......................................................  17

Validity of Securities.....................................................  18

Experts....................................................................  18

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605 and the London Stock Exchange, Old Broad Street, London, England EC2N1HP. You may find additional information about Aon Corporation and its subsidiaries at our Web site at http://www.aon.com.

  This Prospectus constitutes a part of a registration statement on Form S-3 filed by the Company with the SEC relating to the securities. As permitted by SEC rules, this Prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its Web site.

  The SEC allows us to "incorporate by reference" into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this Prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities covered by this prospectus are sold by the selling stockholders.

  .  Annual Report on Form 10-K for the year ended December 31, 1999;

  . Proxy Statement for the 2000 Annual Meeting of Stockholders filed March 6, 2000;

  . Quarterly Report on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

  . Amendment to Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2000;

  .  Current Report on Form 8-K dated May 9, 2000;

  .  Current Report on Form 8-K dated November 3, 2000; and

  . The description of Aon Corporation's common stock contained in Item 12 of the registration statement on Form 10 filed on February 19, 1980 (when we were called Combined International Corporation), and any amendment or report which we have filed (or will file after the date of this Prospectus and prior to the termination of this offering) for the purpose of updating such description, including Aon Corporation's Current Report on Form 8-K dated April 23, 1987 and Current Report on Form 8-K dated May 9, 2000.

  You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

                          Aon Corporation
                          123 North Wacker Drive
                          Chicago, Illinois 60606
                          Telephone (312) 701-3000
                   Attention: Financial Relations Department

  You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the cover of the applicable document. We are not making an offer of the securities in any state where the offer or sale is not permitted.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

  Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our business or state other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, downward commercial property and casualty premium pressures, the competitive environment and the actual cost of resolution of contingent liabilities.

  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

                               PROSPECTUS SUMMARY

Aon Corporation

  Aon Corporation is an insurance services holding company for a family of insurance brokerage, consulting and consumer insurance companies. Through its insurance brokerage and other services and consulting operations, Aon offers commercial insurance brokerage, alternative risk solutions, risk management, employee benefit and human resources consulting and managing general underwriting services. In addition, Aon Corporation's insurance underwriting businesses provide a variety of insurance products, including accident and health coverage, traditional life insurance and extended warranties. Aon's revenues were $7 billion in 1999. Based on 1999 insurance brokerage and consulting revenues, we believe that Aon is the second largest insurance brokerage company in the world.

Address

  Our executive offices are located at 123 North Wacker Drive, Chicago, Illinois 60606, Telephone (312) 701-3000.

                                  THE OFFERING

   Common stock offered by selling stockholders.............  3,864,824 shares

   Common stock outstanding as of September 30, 2000........  256,138,584 shares

   New York Stock Exchange Symbol...........................  AOC

   Use of proceeds..........................................  We will not receive any proceeds from the sale
                                                              of the common stock
                                                              being offered hereby.

  The purpose of this offering is to register the resale of the shares of common stock received by the selling stockholders in connection with our acquisition of ASA Acquisition Corp., a New Jersey corporation. On October 2, 2000, Aon acquired all of the issued and outstanding common stock of ASA, through the merger of a wholly-owned subsidiary of Aon, with and into ASA. In connection with the merger, Aon entered into a registration rights agreement, which requires Aon to use its best efforts to file, and cause to be declared effective, a registration statement for the shares issued in the merger and to keep the registration statement continuously effective until the earlier of

  . the date on which all of the shares have been sold by the selling stockholders, and

  . two years following the date on which such registration statement was declared effective by the SEC.

                                USE OF PROCEEDS

  The selling stockholders will receive all of the proceeds from any sale of our common stock offered under this prospectus. We will not receive any proceeds from the sale of the common stock offered under this prospectus.

                              SELLING STOCKHOLDERS

  The following table sets forth:

    (1) the name of each selling stockholder,

    (2) the nature of any position, office or other material relationship which each such selling stockholder has had with us or any of our affiliates within the last three years,

    (3) the number of shares of common stock owned by each such selling stockholder prior to the offering,

    (4) the number of shares of common stock owned offered for each such selling stockholder's account, and

    (5) the number of shares of common stock owned by each such selling stockholder after completion of the offering.

  All of the selling stockholders were employees or representatives of ASA at or prior to the date of the merger of ASA with and into a subsidiary of Aon. A substantial majority of the selling stockholders are employed by subsidiaries of Aon. No selling stockholders will own one percent or more of our common stock following the offering.

                                Number of     Number of   Number of
                              Shares Owned    Shares to  Shares Owned
     Selling Stockholder    Prior to Offering  be Sold  After Offering
     -------------------    ----------------- --------- --------------
     Ramanand Achanta               429           429          0
     Darius Adams                    85            85          0
     Terry Adamson                1,891         1,891          0
     John Albrecht                1,891         1,891          0
     Ian Alex                       859           859          0
     Vicken Alexanian               429           429          0
     Anthony Allen                  214           214          0
     Michael J. Allen             1,074         1,074          0
     Sandra Allende                 515           515          0
     David Alpert                 6,876         6,876          0
     Ruth Anderman-Lanza            644           644          0
     Thomas P. Anderson           1,418         1,418          0
     Irlande Andre-Johnson           42            42          0
     Kristie L. Andresen          2,256         2,256          0
     Ted Mark Andrews            10,744        10,744          0
     Michael Andrews-Kulis        1,074         1,074          0
     Robert Angelica              1,031         1,031          0
     Mary Ann Arlt               43,057        43,057          0
     Kevin R. Armant              9,670         9,670          0
     Paulette Askew                  85            85          0
     Michelle Atchley               429           429          0
     Bradley J. Au                3,438         3,438          0
     Aleksander Ayerov              644           644          0

                                 Number of     Number of   Number of
                               Shares Owned    Shares to  Shares Owned
     Selling Stockholder     Prior to Offering  be Sold  After Offering
     -------------------     ----------------- --------- --------------
     Suresh Babu                      429           429         0
     Thomas A. Bainbridge             859           859         0
     Thomas G. Bainbridge          42,423        42,423         0
     Cecilia Baita-Elhattab           644           644         0
     John F. Balaban                6,876         6,876         0
     Sofia Balios                     644           644         0
     Ricc Ballard                     214           214         0
     Brendon M. Banks                 128           128         0
     Laurie L. Banwart                214           214         0
     Randall Barnett                1,117         1,117         0
     Kalyan K. Basu               126,387       126,387         0
     Bridget C. Bauer                  85            85         0
     Deborah Beatty                   687           687         0
     Art Beauchamp                  6,876         6,876         0
     Franklin B. Becker           164,777       164,777         0
     Michele M. Becker              6,876         6,876         0
     Michelle L. Belcaro              214           214         0
     Debra Bellamy                    429           429         0
     Janet M. Bellis                  429           429         0
     June E. Benkiel                   85            85         0
     Nancy T. Bertram                 429           429         0
     Nimisha V. Bhatt                 644           644         0
     Ame R.T. Biggart               4,297         4,297         0
     Amy Bigge                        429           429         0
     Gretchen Bilhardt              1,418         1,418         0
     Leonard R. Billa                 429           429         0
     Ann Marie Black                  773           773         0
     Jennifer L. Black                429           429         0
     Lori A. Black                     85            85         0
     Charles Blanchard                214           214         0
     Jay E. Blumenreich             1,719         1,719         0
     Luke Bodenstein                  429           429         0
     Carol A. Boettger                558           558         0
     Christopher M. Bone          116,457       116,457         0
     Larry Booth                       85            85         0
     Scott Borchers                   429           429         0
     Lewis Borgenicht              24,743        24,743         0
     Lesley Bourne                    515           515         0
     Deborah Bowers                   128           128         0
     Stephen Boyar                 12,893        12,893         0
     Jo-Anne Bragg                  1,074         1,074         0
     Ben S. Brandon                 2,041         2,041         0
     Joseph Brechka                 1,074         1,074         0
     John Breitwieser               1,289         1,289         0
     Mary Denise Bruton               988           988         0
     Stephen Bryson                 7,736         7,736         0
     Mark Brzostowski               7,736         7,736         0
     James F. Buchanan                429           429         0
     Jeffrey Buchman                2,793         2,793         0

                                   Number of     Number of   Number of
                                 Shares Owned    Shares to  Shares Owned
     Selling Stockholder       Prior to Offering  be Sold  After Offering
     -------------------       ----------------- --------- --------------
     Ronald W. Buesser               1,289         1,289          0
     Michael Bullard                12,356        12,356          0
     Alexa R. Bullock                  429           429          0
     Carol D. Bunton                 1,074         1,074          0
     Victor Buonopane                1,891         1,891          0
     Roger L. Burke                     85            85          0
     Thomas J. Burmester               988           988          0
     Minh Byers                         85            85          0
     Jose R. Cadiz                      85            85          0
     Natalie A. Calello                214           214          0
     Maria Victoria Calica              85            85          0
     Leith S. Camden                    85            85          0
     John Cameron                      214           214          0
     Susan M. Cannata                  214           214          0
     Michelle A. Capetillo              85            85          0
     Robert C. Capperella            1,289         1,289          0
     Korin R. Cardinal                  85            85          0
     Linda M. Cardone                  128           128          0
     Sean A. Carpenter                 644           644          0
     William M. Carroll              8,595         8,595          0
     Joseph Carter                   1,289         1,289          0
     Maria Carter                      214           214          0
     Jeff Chad                       7,306         7,306          0
     Louise Chambers                 1,504         1,504          0
     Jonathan L. Cheney              1,418         1,418          0
     Andrew Cheung                     429           429          0
     Chin Il Choe                      644           644          0
     Susan Choe                      1,289         1,289          0
     Barbara Christie-Solomon          644           644          0
     Charles J. Clark               13,287        13,287          0
     John E. Clarkin                   214           214          0
     Nikki L. Cleaves                  214           214          0
     Pamela M. Cohen                 2,793         2,793          0
     Staci C. Coleman                   85            85          0
     Colin Condie                      859           859          0
     Luiza Console                   1,074         1,074          0
     Lawrence Cooney                   214           214          0
     Sharogerlene Cooper                85            85          0
     Thomas A. Cooper                6,876         6,876          0
     Mary Frances Copeland             773           773          0
     Lynda G. Costello                 601           601          0
     Martina Cousin                    429           429          0
     Michele A. Craine                 859           859          0
     Anthony S. Crisci, Jr.            429           429          0
     John D. Cronin                    214           214          0
     Christine M. Cukor                214           214          0
     Darlene M. Culbertson             644           644          0
     David B. Cullinan               1,418         1,418          0
     Josie Darby                       128           128          0

                                Number of     Number of   Number of
                              Shares Owned    Shares to  Shares Owned
     Selling Stockholder    Prior to Offering  be Sold  After Offering
     -------------------    ----------------- --------- --------------
     Normarie Davis                 859           859          0
     James C. Daw                 1,332         1,332          0
     Sherry A. Deen-Narain          128           128          0
     Amy DeLorenzo                  687           687          0
     Freddie L. Dennis              773           773          0
     Doreen Devine                4,297         4,297          0
     Karim Dhanani                1,719         1,719          0
     Sherry Dineen                  644           644          0
     Lucas DiPalermo                429           429          0
     Lynn W. Dippold              8,595         8,595          0
     Thomas J. Dolan             14,474        14,474          0
     Thomas P. Dolan              5,587         5,587          0
     Ronald J. Dolecki           31,869        31,869          0
     Dee Dominick Bradley         1,418         1,418          0
     Linda M. Downing               128           128          0
     Gertrude E. Downs              644           644          0
     Patricia Dowse                 128           128          0
     Nathan J. Drapkin              752           752          0
     Carol Droppa                   558           558          0
     Babu Dukkipati                 257           257          0
     Swarna Dukkipati               214           214          0
     Douglass S. Dunbar           8,488         8,488          0
     Sharon L. Duronio
      Kophamel                    2,256         2,256          0
     Melissa M. Dutcher             429           429          0
     Tracy E. Eaton                 257           257          0
     Steven H. Ellner             4,297         4,297          0
     David Engelhaupt               214           214          0
     Marybeth Eppig                 429           429          0
     Christian Eyert                128           128          0
     Robert J. Fallon             1,289         1,289          0
     Robert B. Fane               1,289         1,289          0
     Karen M. Fanis                  85            85          0
     Leonard Farrell                429           429          0
     Anthony V. Ferraro           5,802         5,802          0
     Karen E. Fischer             1,891         1,891          0
     Franklin L. Fisher          10,959        10,959          0
     Morris Fishman               8,058         8,058          0
     Teresa Fitzsimmons             214           214          0
     Mary P. Flynn                   85            85          0
     Edward W. Fox               14,196        14,196          0
     Mark David Frankel           3,438         3,438          0
     Frank Fratoni                  322           322          0
     Dee Ann Frawley              1,074         1,074          0
     David Freeman                1,676         1,676          0
     Thomas Freiler                 214           214          0
     Eddie J. French                 85            85          0
     CindyLou Fresas              1,074         1,074          0
     Kevin W. Fuller                257           257          0
     Kathleen Gail                1,504         1,504          0

                                  Number of     Number of   Number of
                                Shares Owned    Shares to  Shares Owned
     Selling Stockholder      Prior to Offering  be Sold  After Offering
     -------------------      ----------------- --------- --------------
     Matthew T. Gallardo                85            85         0
     Gerald Gallimore                  214           214         0
     JoAnn Gallimore                   816           816         0
     Kimberly Gambles                  773           773         0
     Felix I. Garcia                   322           322         0
     Samuel Garcia                      85            85         0
     Sondra Gardiner                   644           644         0
     Sherilynn Gardner-Pitre         1,074         1,074         0
     Deanna Gee                        945           945         0
     Jeanette R. Gibson              1,418         1,418         0
     Dena R. Giovingo                   85            85         0
     John J. Gish                  150,896       150,896         0
     Lane L. Glasgow                 1,869         1,869         0
     William T. Gleason                214           214         0
     Lawrence Golden                21,715        21,715         0
     Raja Gopalan                      257           257         0
     G. Hart Gordon                  1,289         1,289         0
     Douglas Gore                      214           214         0
     Michelle M. Graham                515           515         0
     Barbara Gross                     730           730         0
     Linda Grosso                   10,744        10,744         0
     Robert Grotyohann              10,271        10,271         0
     Joann Gryn                         85            85         0
     Stephen W. Grywalski               42            42         0
     John Grywalski, Jr.            29,547        29,547         0
     Michael J. Gulotta            456,719       456,719         0
     Michael J. Gulotta Jr.            859           859         0
     Eric Haensgen                      85            85         0
     Daniel A. Hajjar               21,381        21,381         0
     Linda E. Hakala                   644           644         0
     Andrea M. Hall                  8,380         8,380         0
     Sandra Hallman                  1,504         1,504         0
     Nancy Halloran                    214           214         0
     Rodney G. Hannah                  644           644         0
     Donald P. Harrington          106,168       106,168         0
     Michael E. Harris                  85            85         0
     Roger C. Harris                 4,297         4,297         0
     Sherman Harris                    214           214         0
     James B. Harvey                    85            85         0
     Diann Z. Hatcher                  773           773         0
     Diane L. Hauschild                472           472         0
     Don Hawes                       1,289         1,289         0
     Jane Hawes                         85            85         0
     Terry W. Hayes                     85            85         0
     John A. Hebenstreit             1,826         1,826         0
     Frederick N. Heidorn           12,893        12,893         0
     Lenard Henley                      85            85         0
     Ellen Hennessy                 80,046        80,046         0
     Diane K. Herwehe                   85            85         0

                                Number of     Number of   Number of
                              Shares Owned    Shares to  Shares Owned
     Selling Stockholder    Prior to Offering  be Sold  After Offering
     -------------------    ----------------- --------- --------------
     James L. Hess               112,679       112,679         0
     Scott Himmelspach               214           214         0
     Mindy S. Hintelmann             730           730         0
     Dennis T. Hirata              1,719         1,719         0
     Kevin Ho                        859           859         0
     Stephen Hoeffner             17,938        17,938         0
     Mark A. Hollis                1,418         1,418         0
     Kathleen Holness             20,610        20,610         0
     Donna Holt                      128           128         0
     Wendy W. Hom                  5,587         5,587         0
     Tsochih Hong                  2,578         2,578         0
     Thomas C. Hoskins             1,418         1,418         0
     Bi-Hwa Huang                    644           644         0
     Matthew Hucher                  429           429         0
     Cyrus W. Huneycutt            1,891         1,891         0
     Chi Heng Hung                 2,901         2,901         0
     Mandy Hussey                    214           214         0
     Colin Hwang                     343           343         0
     Jeannie Hwang                 7,306         7,306         0
     Dennis Hyland                 2,578         2,578         0
     Pina Infusini                 1,246         1,246         0
     Gregory Ingle                 1,074         1,074         0
     Barbara Iocca                   214           214         0
     Sheree Jaeck                  1,289         1,289         0
     Richard Jaffke                2,578         2,578         0
     Alexander J. Jaloway            752           752         0
     Allen James                   3,438         3,438         0
     John Jarka                    8,595         8,595         0
     John T. Jarusiewicz           1,719         1,719         0
     Thomas H. Jarusiewicz           429           429         0
     Raymond A. Jasinski             773           773         0
     Tyler A. Jayroe                 644           644         0
     George H. Jelinski              429           429         0
     Elaine E. Jennings           12,893        12,893         0
     Sujatha Jeyaraman               214           214         0
     Steven G. Johnson               816           816         0
     Eleanor Jones                   429           429         0
     Kenneth S. Jones              1,031         1,031         0
     Monique Jones                   472           472         0
     Patricia Jones                   85            85         0
     Shirley Jones                   773           773         0
     John Joynes                     644           644         0
     Kathleen A. Jurs                644           644         0
     Janice M. Karlson               214           214         0
     Suzanne R. Katambwe             429           429         0
     Andrea Katz                   6,876         6,876         0
     Raymond Keane                   773           773         0
     Marytherese Kedzie              214           214         0
     Adele Kellman                 8,595         8,595         0

                                   Number of     Number of   Number of
                                 Shares Owned    Shares to  Shares Owned
     Selling Stockholder       Prior to Offering  be Sold  After Offering
     -------------------       ----------------- --------- --------------
     Cynthia F. Kelly                   429           429         0
     Kathleen Kelly                     730           730         0
     Allyson Kemka                      214           214         0
     Joseph M. Kemka                 34,424        34,424         0
     Julia Kent                         429           429         0
     Abdul S. Kerim                      85            85         0
     Zaid F. Khalil                     429           429         0
     Mohammad Z. Khan                   128           128         0
     Karen W. Khan Curley             2,793         2,793         0
     Elizabeth Khazzam                  214           214         0
     Richard Kiehn                      214           214         0
     Thomas P. Kilroy                    85            85         0
     Kristine A. Klepper              4,297         4,297         0
     Bradford Klinck                 32,278        32,278         0
     Edward Klos                     25,249        25,249         0
     Erin A. Knoell                     429           429         0
     Paul L. Koch                     2,901         2,901         0
     Michael Konarski                   214           214         0
     Joanna Kostrzewa                   644           644         0
     Patricia A. Kowall                 429           429         0
     Cheryl J. Kramer Rothman         4,297         4,297         0
     Ramraj Krishnan                  1,074         1,074         0
     Linda Kruse                      1,289         1,289         0
     Hazel Judith Kuffer                128           128         0
     Hui-Lin Kuo                        988           988         0
     Janice C. Kupka                     85            85         0
     Scott P. Kutcher                 1,074         1,074         0
     Mandy R. Laesch                    214           214         0
     Louis A. Laffin                    429           429         0
     Beverly G. Landstrom           171,470       171,470         0
     Vanessa Lannert                    558           558         0
     Troy M. LaRue                      902           902         0
     Ky T. Le                         1,719         1,719         0
     Martha G. Leahy                     85            85         0
     James T. Lecher                    644           644         0
     Paul Lee                           859           859         0
     Dawn R. Lemke                       85            85         0
     Helen Leung                      1,074         1,074         0
     Paula F. Lewin                      85            85         0
     Debbie S. Liebeskind             1,289         1,289         0
     Wei-Liang Lin                    2,148         2,148         0
     Mary Liscoumb                      343           343         0
     Henry Lo                           128           128         0
     Rita L. Lo                       2,578         2,578         0
     Malaika Lock                        85            85         0
     Amy L. Loether                   8,595         8,595         0
     Lynn Lombardo                      429           429         0
     Lisa Lombardo-Claus              1,074         1,074         0
     Kimberly C. Lorenz                 214           214         0

                                  Number of     Number of   Number of
                                Shares Owned    Shares to  Shares Owned
     Selling Stockholder      Prior to Offering  be Sold  After Offering
     -------------------      ----------------- --------- --------------
     Patricia M. Losey                214           214          0
     Amy J. Lucks                     644           644          0
     Thomas E. Luther                 644           644          0
     James L. Lutrell                 322           322          0
     Scott J. Macey                98,650        98,650          0
     Katie J. Maldonado               128           128          0
     Sandra D. Malebranche            472           472          0
     Robert Malone                  1,289         1,289          0
     Anthony N. Manganello             85            85          0
     Gary Mann                      4,297         4,297          0
     Melissa R. Manza                 429           429          0
     Scott Margolin                 1,375         1,375          0
     Paul F. Marmora                2,148         2,148          0
     Susan D. Marsh                 6,016         6,016          0
     Marjorie R. Martin             4,297         4,297          0
     Michele Mastropolo               214           214          0
     Arliss Matich                     85            85          0
     Shea D. Maultsby               8,595         8,595          0
     Michael J. Maxwell            15,848        15,848          0
     Kenneth Mayda                  7,521         7,521          0
     Michael Mayhew                   214           214          0
     Geraldine Mazalewski             214           214          0
     Mary E. Mazurek                  558           558          0
     John McCarthy                    859           859          0
     Dorothy McFarland                558           558          0
     Eileen McGee                     902           902          0
     Eileen McGrath                 1,074         1,074          0
     William David McKinnie,
      III                          38,808        38,808          0
     Daniel R. McMonagle            1,719         1,719          0
     Martin Meadow                    644           644          0
     Thomas W. Meagher             65,258        65,258          0
     Christopher Mealin               128           128          0
     Henry J. Mealin               39,381        39,381          0
     John Mealin                   33,743        33,743          0
     Jillian Medoff                 1,074         1,074          0
     Paula Melendez                   773           773          0
     Elizabeth A. Mendola             472           472          0
     Carmen Metcalfe                1,074         1,074          0
     Nancy J. Mienhardt             1,418         1,418          0
     Alice Miller                     429           429          0
     Daniel Miller                  6,876         6,876          0
     David C. Miller               16,414        16,414          0
     John J. Miller                44,482        44,482          0
     Monika Minor                     214           214          0
     Lawrence A. Moellers              85            85          0
     Theresa A. Mohr                  902           902          0
     Stacey Montgomery                128           128          0
     Kenneth C. Morgan             24,239        24,239          0
     Nancy K. Mueller                  85            85          0

                                    Number of     Number of   Number of
                                  Shares Owned    Shares to  Shares Owned
     Selling Stockholder        Prior to Offering  be Sold  After Offering
     -------------------        ----------------- --------- --------------
     Arthur Murphy                    7,736         7,736          0
     John Murphy                      2,148         2,148          0
     Sandra B. Murray                   644           644          0
     David Myles                        128           128          0
     Sujatha Nampalli                    85            85          0
     Christopher A. Narcisco             85            85          0
     Wendy A. Neal                    1,117         1,117          0
     Glen C. Nebel                    3,653         3,653          0
     Paul M. Nelson                      85            85          0
     Jonathan Nemeth                 50,439        50,439          0
     John Nestico                     8,595         8,595          0
     Khanh Nguyen                       214           214          0
     Andrzej T. Niewiadomski          1,719         1,719          0
     Mien H. Niu                      2,578         2,578          0
     Thomas E. Norton                46,405        46,405          0
     Maritza L. Nowakowski            2,041         2,041          0
     Denise B. O'Bara                   773           773          0
     Jessica M. Occhino                 644           644          0
     George F. O'Donnell             18,056        18,056          0
     Florence O. Odufu                   85            85          0
     Femi O. Odulana                  1,289         1,289          0
     Christine M. Olhava-Ablin           42            42          0
     Elizabeth A. Olson               1,719         1,719          0
     Linda Orr                          558           558          0
     Alan Oskowsky                   15,250        15,250          0
     John O'Sullivan                  8,058         8,058          0
     Dorothy M. Ott                     257           257          0
     Stanislaw Pade                   1,611         1,611          0
     Joseph J. Pagano                 1,418         1,418          0
     Brenda Page                        128           128          0
     Denise Page                         85            85          0
     Janna M. Paolino                    85            85          0
     Thomas J. Parciak               17,191        17,191          0
     Madonna Parker                     429           429          0
     John C. Parr                     3,008         3,008          0
     Timothy Parris                     214           214          0
     Raymount Paschal                    85            85          0
     Rodney Paschal                     558           558          0
     Ankita M. Patel                     85            85          0
     Margi Patel                         85            85          0
     Joseph Paterno                     429           429          0
     Dean Pedretti                    1,074         1,074          0
     Maria L. Perez                     429           429          0
     Auburn Perkins                     257           257          0
     Raymond Perry                      945           945          0
     Robert Perry                       128           128          0
     Shannon Perry-Tucker               730           730          0
     Meggen Peterson                    429           429          0
     Gina Petrone-Mumolie             1,289         1,289          0

                                 Number of     Number of   Number of
                               Shares Owned    Shares to  Shares Owned
     Selling Stockholder     Prior to Offering  be Sold  After Offering
     -------------------     ----------------- --------- --------------
     Stephanie Pfeiffer                42            42         0
     Thi M. Pham                      128           128         0
     Linda S. Phillips                558           558         0
     Marklyn W. Pierre                 85            85         0
     Vinita Pilani                    257           257         0
     Luc Pomerleau                  1,891         1,891         0
     Khuzema Poonawala                 85            85         0
     Dylan Porter                   3,438         3,438         0
     David P. Previte               1,719         1,719         0
     Doug L. Pryor                  2,793         2,793         0
     Amin Purshottam                  429           429         0
     Ann Rachel Quesada            33,542        33,542         0
     Antonio P. Quesada             1,611         1,611         0
     Kathleen A. Quinn                 42            42         0
     Vivian V. Quintanilla             42            42         0
     Hugh R. Raines                   429           429         0
     Jennifer Rambusch                429           429         0
     Neela K. Ranade               35,746        35,746         0
     Joi Randall                      214           214         0
     Christine Randle               1,719         1,719         0
     Otis C. Ray                   17,168        17,168         0
     Nancy A. Reach                 1,332         1,332         0
     Mary Elizabeth Redding         7,521         7,521         0
     Robert Reddington             68,764        68,764         0
     Rebecca W. Redman              1,934         1,934         0
     Susan M. Rees                    644           644         0
     W. Mitchell Rees               7,521         7,521         0
     Anne M. Reminger                 214           214         0
     Leslie H. Richmond            21,265        21,265         0
     Nicole A. Rickmond               472           472         0
     Judith Ringlein-Dunn             257           257         0
     Calvin R. Roberson                85            85         0
     Trish A. Roberts               1,418         1,418         0
     Elizabeth Robinson               257           257         0
     Jeffrey Robinson               4,297         4,297         0
     John T. Rock                     429           429         0
     Mary C. Romash                   644           644         0
     Beverly S. Rose               10,744        10,744         0
     Donna L. Rose                    644           644         0
     Mark Rosenberg                 4,297         4,297         0
     Rachel Rosengard                 902           902         0
     Lester J. Rosensaft          183,229       183,229         0
     Randall Roth                     902           902         0
     Allen J. Rothman              35,853        35,853         0
     Wanda Russell                  7,521         7,521         0
     Gordon Rutledge                3,438         3,438         0
     Jack Sabley                      257           257         0
     Sylvia Sae                       558           558         0
     Rafael Sanchez                 1,289         1,289         0

                                  Number of     Number of   Number of
                                Shares Owned    Shares to  Shares Owned
     Selling Stockholder      Prior to Offering  be Sold  After Offering
     -------------------      ----------------- --------- --------------
     Benjamin J. Sandborg             429           429          0
     Antonietta Sartor                107           107          0
     Ingalill Saxena                1,891         1,891          0
     John Scala                     1,891         1,891          0
     Cheryllee Schachel               644           644          0
     Andrew F. Schifler               902           902          0
     Rita L. Schmieder                 85            85          0
     Clarin S. Schwartz            40,184        40,184          0
     Barry K. Schwebs               1,461         1,461          0
     Karen A. Sefcik                4,942         4,942          0
     Frank B. Senese                  988           988          0
     Deborah J. Sessoms             1,504         1,504          0
     Kelly Shah                     6,876         6,876          0
     Amy Sham                       1,891         1,891          0
     Sherry Shaw-Kobee                429           429          0
     Yelena Shchekina                 214           214          0
     Brian R. Shepherd                 85            85          0
     Donna Sherratt-Bado              322           322          0
     Mary-Catherine Shiflett        1,719         1,719          0
     Stephen H. Shub                6,446         6,446          0
     Jefferson T. Simmons             128           128          0
     Michelle M. Sims                 214           214          0
     Scott B. Singhass                214           214          0
     Richard C. Skibinski              85            85          0
     Leigh Ann Smargiassi             644           644          0
     Craig S. Smith                   214           214          0
     Gerald Smith                   1,289         1,289          0
     Kenyata Smith                     85            85          0
     Lisa M. Smith                    214           214          0
     Ricardo Smith                     85            85          0
     James M. Smitreski            15,790        15,790          0
     Nicole Sojka                     429           429          0
     Martha Solorzano                 472           472          0
     Leslie K. Soo Hoo              6,876         6,876          0
     Maribel Soto                     214           214          0
     Matthew Spicer                   214           214          0
     Vicki Squire-Hall                257           257          0
     Vincent Stesner                2,578         2,578          0
     William F. Stopa               1,160         1,160          0
     Ellen Stuckey                    214           214          0
     Stephanie L. Sturm                85            85          0
     Alene Styles-Glover            1,246         1,246          0
     Lisa Stylianou                   214           214          0
     Warren P. Suggs               12,893        12,893          0
     Bretta S. Summerour               85            85          0
     Eric Summers                   1,418         1,418          0
     Ying Loi Sung                  2,578         2,578          0
     Jon D. Sutcliffe               6,016         6,016          0
     John Swaney                      429           429          0

                                  Number of     Number of   Number of
                                Shares Owned    Shares to  Shares Owned
     Selling Stockholder      Prior to Offering  be Sold  After Offering
     -------------------      ----------------- --------- --------------
     Jill A. Syftestad                128           128          0
     Rezzelline Tan                   128           128          0
     Nancy M. Tartaro              14,082        14,082          0
     Chris D. Taylor                  214           214          0
     Valencia Taylor                  214           214          0
     James Teasley                    429           429          0
     Nancy Thacker                    859           859          0
     Juna Thelemaque                  429           429          0
     Evelyn E. Thomas                 429           429          0
     Jenean D. Thomas                  85            85          0
     Raymond N. Thomas             21,301        21,301          0
     Andrew W. Thompson             3,438         3,438          0
     Barbara Thurman                  558           558          0
     Sani Timbadia                    429           429          0
     Sharon Tomita                  1,289         1,289          0
     Pamela Y. Toussaint           26,898        26,898          0
     Ollie Treadway                 5,587         5,587          0
     Louis Tremblay                 1,246         1,246          0
     Marie Frances Trometer           429           429          0
     Thau-Yung Tsao                   429           429          0
     Alan Turetz                   25,795        25,795          0
     Andrzej Tyminski                 773           773          0
     Christine J. Ubertaccio        4,297         4,297          0
     Richard Vair                  21,488        21,488          0
     April H. Valerio                 214           214          0
     Lynda Van Hoorn                  214           214          0
     Douglas Varga                  1,418         1,418          0
     Pamela S. Vaughn                 214           214          0
     Vinod Vedvyas                  2,148         2,148          0
     Ada C. Villahermosa              214           214          0
     Lucretia Benee Vinson             85            85          0
     Aimee L. Viola                22,603        22,603          0
     Marie Vladic                      85            85          0
     F. Randy Vogenberg             8,595         8,595          0
     Shawn C. Vollmann                429           429          0
     Robert Wagner                  1,160         1,160          0
     Elaine Walsh                     859           859          0
     Augustine Wan                  1,375         1,375          0
     Bor-Sing Wang                  2,578         2,578          0
     Edward D. Ward                   429           429          0
     Mary M. Ward                   6,876         6,876          0
     Kimberly C. Warwick            1,160         1,160          0
     Eddie R. Watson II               472           472          0
     James W. Wells                 1,869         1,869          0
     Kenneth R. Wells               6,876         6,876          0
     Vernetta S. Wells              1,504         1,504          0
     Michael J. Whalen                214           214          0
     Amie D. White                    214           214          0
     Wanda White                      558           558          0

                                   Number of     Number of   Number of
                                 Shares Owned    Shares to  Shares Owned
     Selling Stockholder       Prior to Offering  be Sold  After Offering
     -------------------       ----------------- --------- --------------
     Jeanne Whitmore                   214             214        0
     James R. Wiggins                1,074           1,074        0
     Jennifer J. Wikstrom              128             128        0
     Henry B. Wilantewicz III          644             644        0
     B. Jill Wilkinson                 214             214        0
     Thomas J. Will                 17,282          17,282        0
     Jacqueline Williams                85              85        0
     Patricia I. Wilner              1,074           1,074        0
     Lawrence F. Wilson              6,446           6,446        0
     Hoi Shun Wong                     128             128        0
     Christopher R. Wood               214             214        0
     Michael G. Worthen                214             214        0
     Hugh L. Worthington               257             257        0
     Harry Wright                   25,249          25,249        0
     Philip Wright                  16,670          16,670        0
     Suzanne C. Wyatt                1,418           1,418        0
     Charlotte Yankowski               429             429        0
     Maryann Yim                     1,289           1,289        0
     David P. York                   1,074           1,074        0
     Gretchen K. Young               5,501           5,501        0
     Gloria Zanders                     85              85        0
     Thomas M. Zavist                3,438           3,438        0
     Kelley Zittinger                  214             214        0
     John Zolecki                      429             429        0
                                                 ---------
                                                 3,864,824
                                                 =========

                              PLAN OF DISTRIBUTION

  We will receive no part of the proceeds of any sales made hereunder. We will pay all expenses of registration incurred in connection with this offering and in connection with the offering and sale of the shares, other than commissions, discounts and fees of underwriters, dealers or agents. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

  The selling stockholders and any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under that Act.

  The selling stockholders may from time to time sell all or a portion of the shares on the New York Stock Exchange or on any national securities exchange on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

    (1) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    (2) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

    (3) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

    (4) privately negotiated transactions.

  In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive from the purchasers of such shares commissions as described above.

  In connection with the distribution of the shares, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

  The selling stockholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under that Act.

  In addition, any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to this Prospectus.

                             VALIDITY OF SECURITIES

  The validity of the securities will be passed upon for us by Richard E. Barry, our Senior Counsel and Assistant Secretary. As of October 27, 2000, Mr. Barry owned 2,744 shares of Aon Corporation common stock, held restricted stock awards of 33,970 shares and 6,000 unvested stock options. In addition, 3,633 shares of Aon Corporation common stock held by its employee stock ownership plan and savings plan were attributable to Mr. Barry.

                                    EXPERTS

  The consolidated financial statements of Aon Corporation incorporated by reference in Aon Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedules included therein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

  With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2000 and March 31, 1999, and the six-month periods ended June 30, 2000 and June 30, 1999, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in Aon Corporation's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2000 and June 30, 2000, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

   Securities and Exchange Commission registration fee................. $32,905
   Accounting fees.....................................................   5,000
   Printing, distribution, and engraving fees..........................  10,000
   Legal fees and expenses.............................................   5,000
   Miscellaneous.......................................................   2,095
                                                                        -------
     Total............................................................. $55,000
                                                                        =======

  *All amounts are estimated except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers.

  The registrant was organized under and is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. The Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

  The registrant has adopted an article within its second restated certificate of incorporation, as amended, which provides that it will indemnify its officers and directors to the full extent permitted by Delaware law.

  Furthermore, the registrant is covered by insurance which will reimburse it within the policy limits for amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to the law and the second restated certificate of incorporation, as amended.

Item 16. Exhibits.

  Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the registrant with the Securities and Exchange Commission, as indicated. All other documents listed are or will be filed with this registration statement.

 Number                               Description
 ------                               -----------
  2(a)  Agreement and Plan of Merger dated as of August 22, 2000 between the registrant, Aon Keith Acquisition Corp. and ASA Acquisition Corp.

  2(b) Registration Rights Agreement dated as of October 2, 2000 between the registrant and Ellen A. Hennessy, as the stockholders' representative.

 *3(a) Second Restated Certificate of Incorporation of the registrant incorporated by reference to Exhibit 3(a) to the registrant's Annual
        Report on Form 10-K for the year ended December 31, 1991, file no. 1-7933.

 Number                               Description
 ------                               -----------
 *3(b)  Certificate of Amendment of the registrant's Second Restated
        Certificate of Incorporation incorporated by reference to Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended
        March 31, 1994, file no. 1-7933.

 *3(c)  Certificate of Amendment of the registrant's Second Restated
        Certificate of Incorporation incorporated by reference to Exhibit 3 to the registrant's Current Form 8-K, dated May 9, 2000, file No. 1-7933.

 *3(d) By-laws of the registrant incorporated by reference to Exhibit (d) to the registrant's Annual Report on Form 10-K for the year ended December
        31, 1982, file no. 1-7933.

 *4(a)  Certificate of Designation for the registrant's Series C Cumulative
        Preferred Stock incorporated by reference to Exhibit 4.1 to the registrant's current Report on Form 8-K, dated February 9, 1994, file no. 1-7944.

  5 Opinion of Richard E. Barry, Senior Counsel and Assistant Secretary of the registrant.

 23(a)  Consent of Richard E. Barry (included in Exhibit 5).

 23(b)  Consent of Ernst & Young LLP.

 23(c)  Acknowledgement of Ernst & Young LLP.

 24     Powers of Attorney.

Item 17. Undertakings.

  The registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of November 1, 2000.

                                          AON CORPORATION

                                                  /s/ Patrick G. Ryan
                                          By: _________________________________
                                                      Patrick G. Ryan
                                                Chairman and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of November 1, 2000.

             Signature                         Capacity
             ---------                         --------


Principal Executive Officer:


                 *                   Chairman and Chief Executive
____________________________________  Officer
          Patrick G. Ryan


Principal Financial and Accounting Officer:

                 *                   Executive Vice President and
____________________________________  Chief Financial Officer
          Harvey N. Medvin


Directors:

                 *
____________________________________
          Patrick G. Ryan

                 *
____________________________________
         Daniel T. Carroll

                 *
____________________________________
          Franklin A. Cole

                 *
____________________________________
         Edgar D. Jannotta

                 *
____________________________________
          Lester B. Knight

              Signature                          Capacity
              ---------                          --------

                  *
 ____________________________________
            Perry J. Lewis

                  *
 ____________________________________
          Andrew J. McKenna

                  *
 ____________________________________
           Newton N. Minow

                  *
 ____________________________________
         Richard C. Notebaert

                  *
 ____________________________________
        Michael D. O'Halleran

                  *
 ____________________________________
          Donald S. Perkins

                  *
 ____________________________________
         John W. Rogers, Jr.

                  *
 ____________________________________
          George A. Schaefer

                  *
 ____________________________________
         Raymond I. Skilling

                  *
 ____________________________________
            Fred L. Turner

                  *
 ____________________________________
           Arnold R. Weber

                  *
 ____________________________________
            Carolyn Y. Woo

     /s/ Raymond I. Skilling
*By: _________________________________
         Raymond I. Skilling
           Attorney-in-Fact

Date: November 1, 2000

                                 EXHIBIT INDEX

                           TO REGISTRATION STATEMENT
                                  ON FORM S-3

                                AON CORPORATION

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  2(a)   Agreement and Plan of Merger dated as of August 22, 2000 between the registrant, Aon Keith Acquisition Corp. and ASA Acquisition Corp.

  2(b) Registration Rights Agreement dated as of October 2, 2000 between the registrant and Ellen A. Hennessy, as the stockholders' representative.

 *3(a) Second Restated Certificate of Incorporation of the registrant incorporated by reference to Exhibit 3(a) to the registrant's Annual
         Report on Form 10-K for the year ended December 31, 1991, file no.
         1-7933.

 *3(b)   Certificate of Amendment of the registrant's Second Restated
         Certificate of Incorporation incorporated by reference to Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended
         March 31, 1994, file no. 1-7933.

 *3(c)   Certificate of Amendment of the registrant's Second Restated
         Certificate of Incorporation incorporated by reference to Exhibit 3 to the registrant's Current Report on Form 8-K, dated May 9, 2000.

 *3(d) By-laws of the registrant incorporated by reference to Exhibit (d) to the registrant's Annual Report on Form 10-K for the year ended
         December 31, 1982, file no. 1-7933.

 *4(a)   Certificate of Designation for the registrant's Series C Cumulative
         Preferred Stock incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K dated February 9, 1994, file no. 1-7944.

  5 Opinion of Richard E. Barry, Senior Counsel and Assistant Secretary of the registrant.

 23(a)   Consent of Richard E. Barry (included in Exhibit 5).

 23(b)   Consent of Ernst & Young LLP.

 23(c)   Acknowledgement of Ernst & Young LLP.

 24      Powers of Attorney.

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the registrant with the Securities and Exchange Commission, as indicated.